Exhibit 99.1

PRESS RELEASE	AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 www.americanrailcar.com

FOR RELEASE: APRIL 25, 2012	CONTACT:	Dale C. Davies
Michael Obertop
636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. REPORTS SHIPMENTS OF 2,200 RAILCARS

FOR THE FIRST QUARTER OF 2012 AND RECORD EARNINGS FROM OPERATIONS

First Quarter 2012 Highlights

•	Railcar shipments of 2,200 railcars

•	Revenues totaled $181.6 million

•	Record adjusted EBITDA of $30.3 million

•	Net earnings per share of $0.56

•	Backlog remains strong at 6,190 railcars

St. Charles, MO, April 25, 2012 – American Railcar Industries, Inc. (ARI or the Company) (NASDAQ: ARII) today reported its first quarter 2012 financial results. “We are pleased with our record earnings from operations,” said James Cowan, President and CEO of ARI. “The market for tank and hopper railcars remains very strong and during the quarter we received orders for 1,860 railcars and subsequent to quarter end over 2,300 additional railcars were ordered.”

First Quarter Summary

Total revenues were $181.6 million for the first quarter of 2012 compared to $84.8 million for the first quarter of 2011. Revenues increased primarily due to the increase in railcar shipments and improved pricing.

Net earnings were $12.0 million, or $0.56 per share, for the first quarter of 2012 compared to a net loss of ($5.3) million, or ($0.25) per share, for the same period in 2011. The Company’s net earnings increased due to strong shipments, improved pricing and operating efficiencies as a result of higher production volumes.

EBITDA, adjusted to exclude stock based compensation (Adjusted EBITDA), was $30.3 million for the first quarter of 2012 compared to $3.7 million for the comparable quarter of 2011. The increase resulted primarily from increases in revenues and earnings from operations. In addition, the Company recorded earnings from joint ventures of $0.4 million for the first quarter of 2012 as a result of an increase in demand for castings and axles produced by the Company’s joint ventures, compared to a loss of ($2.2) million for the comparable quarter of 2011. A reconciliation of the Company’s net earnings (loss) to EBITDA and Adjusted EBITDA (both non-GAAP financial measures) is set forth in the supplemental disclosure attached to this press release.

ARI’s backlog as of March 31, 2012 was approximately 6,190 railcars, including approximately 2,020 railcars for lease. ARI had approximately 6,530 railcars in its backlog as of December 31, 2011, including approximately 2,200 railcars for lease. In April, the Company recieved orders for over 2,300 additional railcars.

ARI will host a webcast and conference call on Thursday, April 26, 2012 at 10:00 am (Eastern Time) to discuss the Company’s first quarter 2012 financial results. To participate in the webcast, please log-on to ARI’s investor relations page through the ARI website at www.americanrailcar.com. To participate in the conference call, please dial 877-745-9389. Participants are asked to log-on to the ARI website or dial in to the conference call approximately 10 to 15 minutes prior to the start time. An audio replay of the call will also be available on the Company’s website promptly following the earnings call.

About ARI

ARI is a leading North American designer and manufacturer of hopper and tank railcars. ARI leases railcars manufactured by the Company to certain markets. In addition, ARI repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.

Forward Looking Statement Disclaimer

This press release contains statements relating to expected financial performance and/or future business prospects, events and plans that are forward-looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding customer demand for the Company’s products, the Company’s strategic objectives and long-term strategies, potential improvements in ARI’s business and the overall railcar industry, the potential for increased order activity, improved pricing, anticipated future production rates, the Company’s joint ventures, the Company’s backlog and any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by the Company’s forward-looking statements. Other potential risks and uncertainties include, among other things: the impact of the recent economic downturn, adverse market conditions and restricted credit markets, and the impact of the continuation of these conditions; ARI’s reliance upon a small number of customers that represent a large percentage of revenues and backlog; the health of and prospects for the overall railcar industry; prospects in light of the cyclical nature of the railcar manufacturing business and the current economic environment; anticipated trends relating to shipments, leasing, railcar services, revenues, financial condition or results of operations; the Company’s ability to manage overhead and variations in production rates; the highly competitive nature of the railcar manufacturing industry; fluctuating costs of raw materials, including steel and railcar components and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials that ARI uses in railcar manufacturing; anticipated production schedules for products and the anticipated financing needs, construction and production schedules of ARI’s joint ventures; the risks associated with potential joint ventures, potential acquisitions or new business endeavors; the implementation, integration with other systems or ongoing management of the Company’s new enterprise resource planning system; the international economic and political risks related to ARI’s joint ventures’ current and potential international operations; the risk of the lack of acceptance of new railcar offerings by ARI’s customers and the risk of initial production costs for the Company’s new railcar offerings being significantly higher than expected; the sufficiency of the Company’s liquidity and capital resources; the conversion of ARI’s railcar backlog into revenues; compliance with covenants contained in the Company’s unsecured senior notes; the impact and anticipated benefits of any acquisitions ARI may complete; the impact and costs and expenses of any litigation ARI may be subject to now or in the future; the ongoing benefits and risks related to the Company’s relationship with Mr. Carl Icahn (the chairman of the Company’s board of directors and, through his holdings of Icahn Enterprises L.P., the Company’s principal beneficial stockholder) and certain of his affiliates; and the additional risk factors described in ARI’s filings with the Securities and Exchange Commission. The Company expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

AMERICAN RAILCAR INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	As of
	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$272,887	$307,172
Accounts receivable, net	44,834	33,626
Accounts receivable, due from related parties	4,460	6,106
Income taxes receivable	4,074	4,074
Inventories, net	104,997	95,827
Deferred tax assets	2,110	3,203
Prepaid expenses and other current assets	5,173	4,539

Total current assets	438,535	454,547

Property, plant and equipment, net	230,406	194,242
Deferred debt issuance costs	1,181	1,335
Interest receivable, due from related parties	297	292
Goodwill	7,169	7,169
Investments in and loans to joint ventures	46,097	45,122
Other assets	1,238	1,063

Total assets	$724,923	$703,770

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$66,892	$62,318
Accounts payable, due to related parties	471	800
Accrued expenses and taxes	9,119	5,879
Accrued compensation	15,382	14,446
Accrued interest expense	1,719	6,875

Total current liabilities	93,583	90,318

Senior unsecured notes	275,000	275,000
Deferred tax liability	21,537	14,923
Pension and post-retirement liabilities	8,945	9,280
Other liabilities	3,532	4,080

Total liabilities	402,597	393,601

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 50,000,000 shares authorized, 21,352,297 shares issued and outstanding as of both March 31, 2012 and December 31, 2011	213	213
Additional paid-in capital	239,609	239,609
Retained earnings	83,549	71,545
Accumulated other comprehensive loss	(1,045)	(1,198)

Total stockholders’ equity	322,326	310,169

Total liabilities and stockholders’ equity	$724,923	$703,770

AMERICAN RAILCAR INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	For the Three Months Ended March 31,
	2012	2011
Revenues:

Manufacturing (including revenues from affiliates of $0 and $1,221 for the three months ended March 31, 2012 and 2011, respectively)	$164,313	$68,502
Railcar leasing	1,380	194
Railcar services (including revenues from affiliates of $5,171 and $5,537 for the three months ended March 31, 2012 and 2011, respectively)	15,906	16,147

Total revenues	181,599	84,843

Cost of revenues:
Manufacturing	(137,561)	(66,474)
Railcar leasing	(741)	(107)
Railcar services	(12,928)	(13,318)

Total cost of revenues	(151,230)	(79,899)
Gross profit	30,369	4,944

Selling, general and administrative (including costs to a related party of $145 for both the three months ended March 31, 2012 and 2011)	(6,564)	(6,882)

Earnings (loss) from operations	23,805	(1,938)

Interest income (including income from related parties of $745 and $679 for the three months ended March 31, 2012 and 2011, respectively)	778	916
Interest expense	(5,126)	(5,335)
Other income (including income from a related party of $3 and $4 for the three months ended March 31, 2012 and 2011, respectively)	3	4
Earnings (loss) from joint ventures	414	(2,242)

Earnings (loss) before income taxes	19,874	(8,595)
Income tax (expense) benefit	(7,870)	3,266

Net earnings (loss)	$12,004	$(5,329)

Net earnings (loss) per common share—basic and diluted	$0.56	$(0.25)
Weighted average common shares outstanding—basic and diluted	21,352	21,349

AMERICAN RAILCAR INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED SEGMENT DATA

(In thousands, unaudited)

	Revenues
For the Three Months Ended March 31, 2012	External	Intersegment	Total	Earnings (Loss) from Operations
Manufacturing	$164,313	$47,549	$211,862	$34,076
Railcar Leasing	1,380	—	1,380	602
Railcar Services	15,906	29	15,935	2,336
Corporate	—	—	—	(4,286)
Eliminations	—	(47,578)	(47,578)	(8,923)

Total Consolidated	$181,599	$—	$181,599	$23,805

	Revenues
For the Three Months Ended March 31, 2011	External	Intersegment	Total	Earnings (Loss) from Operations
Manufacturing	$68,502	$223	$68,725	$716
Railcar Leasing	194	—	194	57
Railcar Services	16,147	119	16,266	2,349
Corporate	—	—	—	(4,987)
Eliminations	—	(342)	(342)	(73)

Total Consolidated	$84,843	$—	$84,843	$(1,938)

AMERICAN RAILCAR INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	For the Three Months Ended March 31,
	2012	2011
Operating activities:
Net earnings (loss)	$12,004	$(5,329)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation	5,402	5,766
Amortization of deferred costs	175	175
(Gain) loss on disposal of property, plant and equipment	(34)	63
Stock-based compensation	696	2,148
Change in interest receivable, due from related parties	—	(41)
(Earnings) loss from joint ventures	(414)	2,242
Provision (benefit) for deferred income taxes	7,705	(3,224)
Adjustment to provision for losses on accounts receivable	(17)	(46)
Changes in operating assets and liabilities:
Accounts receivable, net	(11,184)	1,455
Accounts receivable, due from related parties	1,651	2,446
Income taxes receivable	—	133
Inventories, net	(9,153)	(9,014)
Prepaid expenses and other current assets	(633)	(1,095)
Accounts payable	4,571	3,221
Accounts payable, due to related parties	(329)	609
Accrued expenses and taxes	(2,225)	(2,877)
Other	(566)	(559)

Net cash provided by (used in) operating activities	7,649	(3,927)
Investing activities:
Purchases of property, plant and equipment	(1,337)	(729)
Capital expenditures — leased railcars	(40,072)	—
Proceeds from the sale of property, plant and equipment	38	—
Investments in and loans to joint ventures	(583)	(639)

Net cash used in investing activities	(41,954)	(1,368)
Financing activities:
Proceeds from stock option exercises	—	756

Net cash provided by financing activities	—	756

Effect of exchange rate changes on cash and cash equivalents	20	6

Decrease in cash and cash equivalents	(34,285)	(4,533)
Cash and cash equivalents at beginning of period	307,172	318,758

Cash and cash equivalents at end of period	$272,887	$314,225

AMERICAN RAILCAR INDUSTRIES, INC. AND SUBSIDIARIES

RECONCILIATION OF NET EARNINGS (LOSS) TO EBITDA AND ADJUSTED EBITDA

(In thousands, unaudited)

	For the Three Months Ended March 31,
	2012	2011
Net earnings (loss)	$12,004	$(5,329)
Income tax expense (benefit)	7,870	(3,266)
Interest expense	5,126	5,335
Interest income	(778)	(916)
Depreciation	5,402	5,766

EBITDA	$29,624	$1,590
Expense related to stock appreciation rights compensation [1]	696	2,148

Adjusted EBITDA	$30,320	$3,738

EBITDA represents net earnings (loss) before income tax expense (benefit), interest expense (income) and depreciation of property, plant and equipment. The Company believes EBITDA is useful to investors in evaluating ARI’s operating performance compared to that of other companies in the same industry. In addition, ARI’s management uses EBITDA to evaluate operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Accordingly, when analyzing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net earnings (loss), cash flows provided by (used in) operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. The calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

Adjusted EBITDA represents EBITDA before stock based compensation related to stock appreciation rights (SARs). Management believes that Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance, and therefore uses Adjusted EBITDA for that purpose. The Company’s SARs, which settle in cash, are revalued each period based primarily upon changes in ARI’s stock price. Management believes that eliminating the expense (income) associated with stock-based compensation allows management and ARI’s investors to understand better the operating results independent of financial changes caused by the fluctuating price and value of the Company’s common stock. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net earnings (loss), cash flows provided by (used in) operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. The Company’s calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.